OAKWOOD MORTGAGE INVESTORS, INC. 2000-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:     Aug-01

                                                                    Exhibit 20.1

                                           Scheduled Principal Balance of Contracts
-------------------------------------------------------------------------------------------------------------------------------

        Beginning                                                                                                     Ending
        Principal             Scheduled            Prepaid            Liquidated            Pre-Funding             Principal
        Balance               Principal           Principal            Principal                                     Balance
-------------------------------------------------------------------------------------------------------------------------------
    233,522,651.29          (464,282.44)        (1,222,332.54)         (833,044.73)                0.00          231,002,991.58
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------

        Scheduled                            Scheduled                                       Amount
          Gross             Servicing        Pass Thru          Liquidation               Available for               Total
        Interest               Fee           Interest             Proceeds                Distribution            Distribution
------------------------------------------------------------------------------------------------------------------------------
      2,341,767.62         194,602.21        2,147,165.41        490,041.18       0.00     4,518,423.78    0.00   4,518,423.78
==============================================================================================================================

                                         Certificate Account
-------------------------------------------------------------------------------------------------

     Beginning                  Deposits                               Investment       Ending
      Balance           Principal      Interest      Distributions      Interest       Balance
-------------------------------------------------------------------------------------------------
        358,373.36      2,515,619.94   2,159,774.72  (4,821,667.67)    1,085.03      213,185.38
=================================================================================================

                  P&I Advances at Distribution Date
--------------------------------------------------------------------

  Beginning       Recovered            Current          Ending
   Balance         Advances            Advances         Balance
--------------------------------------------------------------------
 2,948,914.46   -2,948,914.46       3,122,637.29      3,122,637.29
====================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                        August-01


Class B Crossover Test                                       Test Met?   Average 60 day delinquency ratio:
-------------------------------------------------            ---------
(a) Remittance date on or after April 2005                       N                           Over 60s       Pool Balance         %
                                                                                       ---------------------------------------------

(b) Average 60 day Delinquency rate  *    5.5%                   N       Current Mo        21,748,766.83   231,002,991.58     9.41%
                                                                         1st Preceding Mo  19,548,841.29   233,522,651.29     8.37%
                                                                         2nd Preceding Mo  15,761,740.46   235,978,777.14     6.68%
                                                                                                               Divided by        3
                                                                                                                          ----------
(d) Cumulative losses do not exceed the                                                                                       8.16%
                                                                                                                          ==========
following percent of the intitial principal

balance of all Certificates

        Apr. 2005 - Sept. 2006             7%                    N
        Oct. 2006 - Sept. 2007             8%                    N
        Oct. 2007 - Mar. 2009            9.5%                    N
        April 2009 and After            10.5%                    N


(e) Current realized loss ratio *       3.00%                    Y

(f) Does subordinated cert. percentage equal
     or exceed                        56.840%
     of stated scheduled pool balance                                       Cumulative loss ratio:

        Beginning M balances                   41,323,000.00                             Cumulative losses   1,313,375.21
                                                                                                           --------------
        Beginning B balances                   27,993,000.00             Divided by Initial Certificate
                                                                         Principal                         266,597,938.14    0.493%
                                                                                                                          ==========
        Overcollateralization                   7,997,938.14
                                             ---------------
                                               77,313,938.14
        Divided by beginning pool
        balance                               233,522,651.29             Current realized loss ratio:
                                             ---------------
                                                      33.108%    N                           Liquidation       Pool
                                             ===============
                                                                                               Losses        Balance

                                                                         Current Mo           343,003.55   233,522,651.29
                                                                         1st Preceding Mo     213,344.34   235,978,777.14
                                                                         2nd Preceding Mo     154,372.92   237,798,150.11
                                                                                        --------------------------------------------
                                                                                              710,720.81   235,766,526.18
                                                                                                                             1.206%
                                                                                                                          ==========

* Less than equal too

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                    Aug-01


                                                                            Delinquency Analysis
                                                 31 to 59 days         60 to 89 days        90 days and Over        Total Delinq.
                                             ---------------------- -------------------- ---------------------- --------------------
                 No. of       Principal                 Principal            Principal             Principal            Principal
                  Loans        Balance         #         Balance     #        Balance      #        Balance      #       Balance
                  ------------------------------------------------------------------------------------------------------------------
Excluding Repos  6,398     225,074,219.54     225    7,113,910.32   121    4,181,771.10   317  11,638,223.69    663   22,933,905.11

          Repos    150       5,928,772.04       0            0.00     1       63,887.21   149   5,864,884.83    150    5,928,772.04
                 -------------------------------------------------------------------------------------------------------------------

          Total  6,548     231,002,991.58     225    7,113,910.32   122    4,245,658.31   466  17,503,108.52    813   28,862,677.15
                 ===================================================================================================================

                                                                                                               12.4%          12.49%
                                                                                                           =========================
                                                         Repossession Analysis
                       Active Repos               Reversal                 Current Month
                       Outstanding              (Redemption)                   Repos                Cumulative Repos
                 -------------------------  -------------------------  -----------------------  --------------------------
                              Principal                  Principal                 Principal                 Principal
                     #         Balance         #          Balance         #         Balance         #         Balance
                 ---------------------------------------------------------------------------------------------------------
Excluding Repos     150      5,928,772.04      -1       (29,624.86)      20         912,730.46     267      9,358,319.30

          Repos


          Total

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                  Aug-01

REPOSSESSION LIQUIDATION REPORT


                                                  Liquidated
     Account         Customer                     Principal           Sales           Insur.          Total         Repossession
     Number            Name                        Balance           Proceeds        Refunds         Proceeds         Expenses
---------------------------------------------------------------------------------------------------------------------------------
   0123851        WAYNE M NORRIS                    11,796.01         1,000.00           0.00         1,000.00         1,620.00
   0183871        ANTHONY R COTTRELL                 4,134.08         2,500.00           0.00         2,500.00         1,620.00
   0349316        LINDA S CLINE                      3,272.09         1,000.00           0.00         1,000.00         1,620.00
   2266047        DANIEL T ESCOBEDO                 17,206.02        18,400.00           0.00        18,400.00         6,572.00
   2267284        CHARLES W LAKE JR                 29,100.24        14,500.00           0.00        14,500.00         1,620.00
   2267292        VICTOR R ORR                      23,533.76        23,900.00          41.36        23,941.36         6,737.00
   2270106        PAMELA P ALLEN                    37,284.20        41,900.00           0.00        41,900.00         9,180.00
   2272938        JAMES T WARREN JR                 61,883.26        64,250.00       2,836.70        67,086.70        11,107.50
   2279941        ROBERT MORRISON                   21,754.33        23,900.00          94.98        23,994.98         6,737.00
   2290146        RICH THOMPSON                     34,681.44        33,900.00         970.08        34,870.08         7,037.00
   2293538        DAVID GARRETT JR                  26,485.06        26,500.00          78.89        26,578.89         6,815.00
   2293884        TERRY G DICKINSON                 39,079.84        34,900.00       1,711.06        36,611.06         7,067.00
   2295202        AUTUMN S WILLETT                  28,854.79        25,500.00       1,027.51        26,527.51         6,785.00
   2303642        NATHANIEL JACKSON                 35,415.67        33,210.00         285.03        33,495.03         7,016.30
   2309409        MARIA RAMIREZ                     24,591.59        24,900.00         245.86        25,145.86         6,767.00
   2314706        ERIC H WILLIAMS                   25,573.94        27,500.00          56.95        27,556.95         6,845.00
   2320653        GLENN R MOORE                     29,716.83        31,400.00           0.00        31,400.00         6,020.00
   2331510        MICHAEL REAGAN                    41,353.64        41,400.00         431.51        41,831.51        10,422.00
   2331726        MANUEL MORALES                    50,763.83        53,250.00         358.90        53,608.90        10,777.50
   2334134        MIGEL ORONA                       40,405.93        35,500.00         163.80        35,663.80         7,085.00
   2269728        KAREN S SHANK                     35,496.73        31,900.00           0.00        31,900.00         6,020.00
   2276962        DAVID WILLIAMS                    54,488.31        25,000.00         524.76        25,524.76         2,630.00
   2278794        GARY A GUTGSELL                   37,537.19        36,900.00         115.24        37,015.24         7,127.00
   2283620        SUSAN R FERRELL                   27,262.63        26,600.00         749.48        27,349.48         6,818.00
   2284057        DAVID P PENTON                    36,356.87        33,000.00       1,065.38        34,065.38         7,010.00
   2284891        MARY H DAIL                       55,016.45        45,300.00          93.86        45,393.86         9,180.00
                                           --------------------------------------------------------------------------------------
                                                   833,044.73       758,010.00      10,851.35       768,861.35       168,235.30
                                           ======================================================================================

         Net                                                        Net               Current
     Liquidation         Unrecov.          FHA Insurance         Pass Thru          Period Net          Cumulative
      Proceeds           Advances            Coverage            Proceeds           Gain/(Loss)        Gain/(Loss)
--------------------------------------------------------------------------------------------------------------------
      (620.00)           2,952.69                0.00           (3,572.69)         (15,368.70)
       880.00            1,680.49                0.00             (800.49)          (4,934.57)
      (620.00)           2,773.80                0.00           (3,393.80)          (6,665.89)
    11,828.00            4,222.85                0.00            7,605.15           (9,600.87)
    12,880.00            4,465.51                0.00            8,414.49          (20,685.75)
    17,204.36            2,615.19                0.00           14,589.17           (8,944.59)
    32,720.00            3,963.21                0.00           28,756.79           (8,527.41)
    55,979.20            7,740.26                0.00           48,238.94          (13,644.32)
    17,257.98            2,764.99                0.00           14,492.99           (7,261.34)
    27,833.08            4,313.57                0.00           23,519.51          (11,161.93)
    19,763.89            3,362.86                0.00           16,401.03          (10,084.03)
    29,544.06            5,253.32                0.00           24,290.74          (14,789.10)
    19,742.51            4,843.16                0.00           14,899.35          (13,955.44)
    26,478.73            4,411.64                0.00           22,067.09          (13,348.58)
    18,378.86            3,408.50                0.00           14,970.36           (9,621.23)
    20,711.95            2,597.83                0.00           18,114.12           (7,459.82)
    25,380.00            3,833.76                0.00           21,546.24           (8,170.59)
    31,409.51            4,378.72                0.00           27,030.79          (14,322.85)
    42,831.40            5,848.51                0.00           36,982.89          (13,780.94)
    28,578.80            4,430.47                0.00           24,148.33          (16,257.60)
    25,880.00            3,973.56                0.00           21,906.44          (13,590.29)
    22,894.76            6,532.74                0.00           16,362.02          (38,126.29)
    29,888.24            3,909.44                0.00           25,978.80          (11,558.39)
    20,531.48            3,788.63                0.00           16,742.85          (10,519.78)
    27,055.38            7,804.44                0.00           19,250.94          (17,105.93)
    36,213.86            4,714.73                0.00           31,499.13          (23,517.32)
----------------------------------------------------------------------------------------------
   600,626.05          110,584.87                0.00          490,041.18         (343,003.55)     (1,313,375.21)
=================================================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                                  Aug-01

CERTIFICATE PRINCIPAL ANALYSIS

                     PRINCIPAL

                                                                    Beginning               Beginning
Senior                                   Original Certificate      Certificate         Principal Shortfall   Current Principal
Certificates                                    Balance              Balance                Carry-Over               Due
------------------------------------------------------------------------------------------------------------------------------------

A-1                                         189,284,000.00         150,604,835.86                  0.00         2,519,659.71




                                          ------------------------------------------------------------------------------------------
Total Certificate Principal Bal.            189,284,000.00         150,604,835.86                  0.00         2,519,659.71
                                          ==========================================================================================


                                                                 Beginning              Beginning
Subordinate                               Original Certificate   Certificate            Principal Shortfall   Current Principal
Certificates                              Balance                Balance                Carry-Over            Due
                                          ------------------------------------------------------------------------------------------

M-1                                           26,660,000.00         26,660,000.00                  0.00                 0.00
M-1 Outstanding Writedown                                                    0.00

M-2                                           14,663,000.00         14,663,000.00                  0.00                 0.00
M-2 Outstanding Writedown                                                    0.00

B-1                                           13,330,000.00         13,330,000.00                  0.00                 0.00
B-1 Outstanding Writedown                                                    0.00

B-2                                           14,663,000.00         14,663,000.00                  0.00                 0.00
B-2 Outstanding Writedown                                                    0.00

Excess Asset Principal Balance                 7,997,938.14         13,601,815.43
                                          ------------------------------------------------------------------------------------------

Total Excluding Writedown Balances            77,313,538.14         82,917,815.43                  0.00                 0.00
                                          ==========================================================================================

All Certificates Excluding Writedown
Balances                                     266,597,938.14        233,522,651.29                  0.00         2,519,659.71
                                          ==========================================================================================

                                                                           Accelerated
                                           Ending Principal                 Principal          Ending                Principal Paid
Senior                                     Shortfall Carry-               Distribution      Certificate                 Per $1,000
Certificates                                     Over                        Amount           Balance     Pool Factor  Denomination
                                       -----------------------            ----------------------------------------------------------
A-1                                                  0.00                    300,458.92   147,784,717.23    78.07585%     14.89887




                                       -----------------------            ----------------------------------------------------------
Total Certificate Principal Bal.                     0.00                    300,458.92   147,784,717.23
                                       =======================            ==========================================================

                                                                           Accelerated
                                           Ending Principal     Current     Principal          Ending                Principal Paid
Subordinate                                Shortfall Carry-    Writedown/ Distribution      Certificate                 Per $1,000
Certificates                                     Over          (Writeup)     Amount           Balance     Pool Factor  Denomination
                                       ---------------------------------------------------------------------------------------------

M-1                                                  0.00         0.00                     26,660,000.00   100.00000%        0.00000
M-1 Outstanding Writedown                                         0.00                              0.00

M-2                                                  0.00         0.00                     14,663,000.00   100.00000%        0.00000
M-2 Outstanding Writedown                                         0.00                              0.00

B-1                                                  0.00         0.00                     13,330,000.00   100.00000%        0.00000
B-1 Outstanding Writedown                                         0.00                              0.00

B-2                                                  0.00         0.00                     14,663,000.00   100.00000%        0.00000
B-2 Outstanding Writedown                                         0.00                              0.00

Excess Asset Principal Balance                                             (300,458.92)    13,902,274.35
                                       -----------------------------------------------------------------

Total Excluding Writedown Balances                   0.00         0.00     (300,458.92)    83,218,274.35
                                       =================================================================
All Certificates Excluding Writedown
Balances                                             0.00         0.00             0.00   231,002,991.58
                                       =================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MO. MONTH                         Aug-01

CERTIFICATE INTEREST ANALYSIS

                                                                               Current
                    Pass         Beginning Carry-                             Carry-Over                                 Ending
Senior             Through        Over Priority        Current Priority    Priority Interest                           Carry-Over
Certificates        Rate         Interest Balance      Interest Accrual         Accrual              Paid                Balance
                 -----------------------------------------------------------------------------------------------------------------
A-1                7.7200%                   0.00            968,891.11              0.00           968,891.11             0.00








                              ----------------------------------------------------------------------------------------------------

Total                                           0.00            968,891.11              0.00           968,891.11          0.00
                              ====================================================================================================
                                                                                Current                                 Ending
                    Pass         Beginning Carry-                             Carry-Over                              Carry-Over
Subordinate       Through        Over Priority        Current Priority    Priority Interest   Priority Interest   Priority Interest
Certificates        Rate         Interest Balance     Interest Accured         Accured              Paid               Balance
                 -----------------------------------------------------------------------------------------------------------------
M-1                 8.4900%                0.00         188,619.50              0.00           188,619.50                  0.00


M-2                 8.9000%                0.00         108,750.58              0.00           108,750.58                  0.00


B-1                 9.4200%                0.00         104,640.50              0.00           104,640.50                  0.00

B-2                10.5000%                0.00         128,301.25              0.00           128,301.25                  0.00

X                                  6,574,369.43         643,462.47              0.00                 0.00          7,217,831.90

R                                          0.00               0.00              0.00                 0.00                  0.00

Service Fee         1.0000%                0.00         194,602.21              0.00           194,602.21                  0.00

Current Trustee Fees                                      4,500.00                               4,500.00

                                --------------------------------------------------------------------------------------------------
Total                              6,574,369.43       1,372,876.51              0.00           729,414.04          7,217,831.90
                                ==================================================================================================

 All Certificates                  6,574,369.43       2,341,767.62              0.00         1,698,305.15          7,217,831.90
                                ==================================================================================================

                         Interest
                          Paid Per
Senior                      1000               Total Class
Certificates            Denomination          Distribution
                      --------------------------------------
A-1                       5.11872          3,789,009.74








                                     ----------------------

Total                                      3,789,009.74
                                     ======================

                       Beginning                      Current                         Ending         Interest
                       Carry-Over      Current       Carry-Over                      Carry-Over       Paid Per
Subordinate            Writedown      Writedown       Writedown     Writedown         Writedown          1000          Total Class
Certificates          Int. Balance   Int. Accrued    Int. Accrued  Interest Paid      Int. Balance    Denomination     Distribution
                      -------------------------------------------------------------------------------------------------------------
M-1                          0.00           0.00            0.00        0.00            0.00              7.07500       188,619.50


M-2                          0.00           0.00            0.00        0.00            0.00              7.41667       108,750.58


B-1                          0.00           0.00            0.00        0.00            0.00              7.85000       104,640.50

B-2                          0.00           0.00            0.00        0.00            0.00              8.75000       128,301.25

X                                                                                                                             0.00

R                                                                                                                             0.00

Service Fee                                                                                                             194,602.21

Current Trustee Fees                                                                                                      4,500.00

                      ------------------------------------------------------------------------------------     --------------------
Total                        0.00           0.00            0.00        0.00            0.00                            729,414.04
                      ====================================================================================     ====================

 All Certificates            0.00           0.00            0.00        0.00            0.00                          4,518,423.78
                      ====================================================================================     ===================

                                                Cumulative X Interest Shortfall                                       7,217,831.90
                                                Cumulative Accelerated Prin. Disb.                                   (5,904,456.69)
                                                                                                               -------------------
                                                Cumulative Losses                                                     1,313,375.21
                                                                                                               ===================